John R. Klopp
Chief Executive Officer

August 31, 2009

Mr. Geoffrey G. Jervis
Chief Financial Officer
Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, NY 10022

Re:           Employment Agreement dated as of September 29, 2006

Dear Geoff:

Pursuant to Section 1(b) of your Employment Agreement with Capital Trust, Inc. and CT Investment Management Co., LLC (collectively the “Company”) dated as of September 29, 2006 (the “Agreement”), the Company hereby extends the Expiration Date (as defined in the Agreement) by on year (i.e., to December 31, 2010).

Please acknowledge your receipt of this notice by signing below and returning a copy to my attention.

Very truly yours,

/s/ John R. Klopp
John R. Klopp

/s/ Geoffrey G. Jervis
Geoffrey G. Jervis

410 Park Avenue • 14th Floor • New York, New York 10022 • 212.655.0220 •FAX 212.655.0044 • NYSE Symbol: CT